Exhibit 24

                      POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Jennifer Matthews Rice and Tracey Berthcsi, or either of them signing individually, and with full power of substitution, the undersigned's true and lawful attorney in fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or trustee of Brandywine Realty Trust (the "Company"), Forms
3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact. This Power of Attorney revokes all prior Powers of
Attorney given by the undersigned with respect to the matters addressed in (1)
through (4) above.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of December, 2016.

/s/ H. Richard Haverstick, Jr.
H. Richard Haverstick, Jr.

WITNESS:
/s/ Jennifer Matthews Rice

STATE OF PENNSYLVANIA   )
     ) SS
COUNTY OF PHILADELPHIA   )

Before me, a notary public of the state and county aforesaid, personally appeared H. Richard Haverstick, Jr., who known to me, signed the foregoing document as his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this 14th day of December, 2016.

/s/ Judith Ann Patterson
Notary Public
My Commission expires March 6, 2018

ACKNOWLEDGED:

/s/ Jennifer Matthews Rice
Jennifer Matthews Rice
/s/ Tracey Berthcsi
Tracey Berthcsi